                                                                   EXHIBIT 99.3

                           H. F. AHMANSON & COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of H. F. Ahmanson & Company, a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus relating to the Company's merger with Washington Mutual, Inc. pursuant to an Agreement and Plan of Merger, dated as of March 16, 1998, and the transactions contemplated thereby, and the undersigned revokes all other proxies and appoints Byron Allumbaugh, Richard M. Bressler, Charles R. Rinehart, Arthur W. Schmutz and Bruce G. Willison, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.

1. To adopt the Merger Agreement and to approve the transactions contemplated by the Merger Agreement.


                                                   (change of address/comments)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                          (If you have written in the above
                                          spaces, please mark the
                                          corresponding box on the reverse
                                          side of this card.)

This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned and (2) Northern Trust Bank of California NA, as Trustee, for shares held for the undersigned in the Ahmanson Advantage Account. If registrations are not identical, you may receive more than one set of proxy materials. Please sign, date and return all cards you receive.


THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE.
IN THE ABSENCE OF ANY DIRECTION, THIS PROXY WILL BE VOTED       SEE REVERSE
FOR PROPOSAL 1.                                                    SIDE

Please mark your votes as in this example.
[X]

The Board of Directors recommends a vote FOR adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement.

                      FOR       AGAINST      ABSTAIN
1. Adoption           [ ]         [ ]          [ ]        2. In their
   ofthe Merger                                              discretion, the
   Agreement.                                                Proxies are
   (see                                                      authorized to
   reverse)                                                  vote upon such
                                                             other business as
                                                             may properly come
                                                             before such
                                                             meeting or any
                                                             adjournment
                                                             thereof.




                                         Please check this     [ ]
                                         box if you plan to
                                         attend the special
                                         meeting.

                                                   Change of   [ ]
                                                    Address/
                                                    Comments

Signature(s) _________________________________________    Date ________________

NOTE: Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
               DETACH & RETURN PROXY CARD; RETAIN ADMISSION CARD

                                ADMISSION CARD

                     1998 Special Meeting of Stockholders
                                  10:00 A.M.

                       The Ritz-Carlton Huntington Hotel
                          1401 South Oak Knoll Avenue
                          Pasadena, California 91106

                     PRESENTATION OF THIS CARE IS REQUIRED
                     FOR ADMISSION TO THE SPECIAL MEETING

            Please present this card to the Ahmanson representative
                    at the entrance to the Special Meeting

                           H. F. AHMANSON & COMPANY

Name: ____________________________________

Address: _________________________________